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                  [LETTERHEAD OF UNITED HEALTHCARE CORPORATION]



                                                                    EXHIBIT 5



Board Of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota  55343

     Re:   Opinion re Legality and Consent of General Counsel
           United HealthCare Corporation 1998 Broad-Based Stock Incentive Plan

Ladies and Gentlemen:

         This opinion is being delivered in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by United HealthCare Corporation, a Minnesota Corporation (the "Company"), of up to 8,506,412 shares of the Company's Common Stock, $.01 par value per share (the "Stock"), issuable upon the exercise from time to time of stock options granted pursuant to the United HealthCare Corporation 1998 Broad-Based Stock Incentive Plan (the "Plan").

         As General Counsel of the Company, I am familiar with the affairs of the Company. In addition, my staff and I have examined such documents, including resolutions adopted by the Board of Directors with respect to the Registration Statement and the Stock, and have reviewed such questions of law as I have deemed necessary for the purposes of rendering the opinion set forth below.

         In rendering this opinion, I have assumed, with respect to all parties to agreements or instruments relevant hereto (other than the Company) that: (i) such parties had or will have the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments; (ii) such agreements or instruments have been or will have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties; and (iii) such agreements and instruments are or will be the valid, binding and enforceable obligations of such parties.

         Based on the foregoing, I am of the opinion that the Stock has been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         The opinion expressed above is limited to the laws of the State of Minnesota and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Dated: June 22, 1999


                                Very truly yours,



                                                  David J. Lubben
                                                  Secretary and General Counsel